Exhibit 99.1

                                   [LOGO] DEC
                              DEVINE ENTERTAINMENT
                                   CORPORATION

NEWS                         from H. L. LANZET, INC.

                             515 Madison Avenue  Tel: (212) 888-4570
                             Suite 5 West        Fax: (212) 888-4569
                             New York, NY 10022
FOR IMMEDIATE RELEASE:

CONTACT: Arnold Tenney, Richard Mozer               Herbert Lanzet/DeeDee Lanzet
Devine Entertainment Corporation                    H.L. Lanzet, Inc.
Telephone: (416) 364-2282                           Telephone: (212) 888-4570

             DEVINE ENTERTAINMENT EXTENDS EXERCISE DATES OF WARRANTS
                              AND STEP-UP WARRANTS

TORONTO, Ontario - April 4, 2007 -- Devine Entertainment Corporation (OTCBB:DVNNF) today announced one-year extensions to the exercise dates of the step-up warrants and warrants associated with the Company's April 7, 2004 and May 31, 2006 private placements, respectively.

Each step-up warrant to acquire one common share at an exercise price of $0.30 (all amounts in Canadian dollars), previously exercisable at any time prior to April 7, 2007 and each warrant to acquire one common share at an exercise price of $0.30, previously exercisable at any time prior to May 31, 2007, is now extended for one year. Any exercise of the step-up warrants associated with the Company's April 7, 2004 private placement on or prior to April 7, 2008 will be valid and any exercise of the warrants associated with the Company's May 31, 2006 private placement on or prior to May 31, 2008 will be valid. The acquisition of one common share at the exercise price of $0.30 and all other terms and conditions of the step-up warrants and the warrants remain the same.

Five-time Emmy Award-winning Devine Entertainment Corporation develops, produces and distributes primetime drama, children's and family entertainment for the theatrical motion picture, television and Video/DVD marketplace worldwide. Their film series on landmark Composers', Inventors' and Artists' are critically acclaimed and broadcast in over 50 countries. The Company recently completed its first feature film for theatrical release, Bailey's Billion$, which was released in North America on August 5, 2005 and is currently being distributed worldwide. In 2006 the Company continued expanding its proprietary library and financed and began production of its first general audience primetime one-hour mystery series, entitled Across the River to Motor City for delivery to broadcasters world wide in 2007. Headquartered in Toronto, the Company's common shares trade on the NASD OTCBB market in the U.S. under the symbol DVNNF. The Company's corporate website is www.devine-ent.com.

This press release contains forward-looking statements relating to the future performance of Devine Entertainment Corporation. Forward-looking statements, specifically those concerning future performance and the achievement of operating profitability are subject to certain risks and uncertainties, and actual results may differ materially. These risks and uncertainties include fluctuations in revenues; market acceptance of the Company's products and services; competition within the film and entertainment industry and the

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introduction of new entrants and/or products in the Company's  markets;  adverse changes in governmental regulations and policies affecting the film and entertainment industry; product development risks and risks of technological change; the risk of unanticipated expenses; and other risks and uncertainties all as described in the disclosure documents filed with securities regulatory authorities in accordance with applicable securities laws. Readers are cautioned that the foregoing list of factors is not exhaustive. Although the Company believes that the expectations conveyed by the forward-looking statements are reasonable based on information available to it on the date such forward-looking statements are made, no assurances can be given as to future results, levels of activity and achievements. All subsequent forward-looking statements, whether written or oral, attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The Company assumes no obligation to update forward-looking statements should circumstances or management's estimates or opinions change.